Exhibit 10.1

STOCK TRANSFER AGREEMENT
THIS AGREEMENT made and entered into this 25th day of October 2006, by and between Universal Capital Management, Inc., a Delaware corporation (the “Company”); and David M. Bovi (“Bovi”).

WHEREAS, Bovi has exercised in full an option to purchase up to Four Hundred Thousand (400,000) shares of the common stock of the Company at a price of Two Dollars ($2.00) per share issued pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”);

WHEREAS, Bovi has paid the aggregate exercise price by delivery of an $800,000 promissory note (“Promissory Note”), which complies with the terms of the Plan;

WHEREAS, Bovi is willing to pay all of the principal and interest due under the Promissory Note with his transfer to the Company of 1,000,000 shares of Extreme Visual Technologies, Inc. common stock (“EVT Common Stock”);

WHEREAS, the Company agrees to accept 1,000,000 shares of EVT Common Stock as full payment and satisfaction of the entire principal and interest amount due under the Promissory Note.

NOW THEREFORE, in consideration of the premises and the mutual covenants, the parties agree as follows:

1.
Transfer of Securities. Subject to and in accordance with the terms and conditions of this Stock Transfer Agreement (“Agreement”), Bovi agrees to transfer to the Company and the Company agrees to accept from Bovi 1,000,000 shares of EVT Common Stock as full payment and satisfaction of the entire principal and interest amount due under the Promissory Note.

2.	Delivery of Items; Effect.

2.1
Upon the closing of this Agreement, Bovi shall deliver to the Company a stock certificate representing 1,000,000 shares of fully paid and non-assessable shares of EVT Common Stock issued in the Company’s name;

2.2
Upon the closing of this Agreement, the Company shall deliver to Bovi: (i) a properly executed Satisfaction of Note, in the form of Exhibit A hereto, evidencing receipt of full payment and satisfaction of the entire principal and interest amount due under the Promissory Note; and (ii) the certificate(s) representing the shares of the capital stock of the Company registered in the name of Bovi that secured the Promissory Note pursuant to the security agreement of even date thereof.

3.	Representations and Warranties of Bovi. Bovi represents and warrants to the Company as follows:

3.1
Title to Shares of Common Stock. Bovi has good and marketable title to the shares of EVT Common Stock to be transferred pursuant to this Agreement. There is no third party lien, claim or interest against such shares, currently or threatened, and such shares are unencumbered.

3.2
Transferability of Shares of Common Stock. Bovi has full power and authority to transfer the shares of EVT Common Stock to be transferred pursuant to this Agreement, and the execution, delivery and performance of this Agreement does not require the consent, approval or authorization of any third party, including any governmental authority, other than as described herein.

3.3
No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach of, or constitute a default under or a violation of the provisions of any agreement or other instrument to which each of them is a party or by which each of them is bound or of any law, ordinance, regulation, decree or order applicable to them.

3.4
No Untrue Statements. In connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, no statement any of them has made in this Agreement, and no written statement contained in any certificate, schedule or other document required to be furnished by any of them to the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements not misleading.

4.	Time of Closing. The closing under this Agreement shall take place upon the date of execution of this Agreement (the “Closing Event”).

5.
Transfer Documents. Each of the parties hereto shall (i) make such other agreements and execute such other documents as the parties determine necessary to effectuate the transactions contemplated by this Agreement, and (ii) provide the other party with such additional information and documents as may reasonably be requested in connection with the securities exchanged hereunder, including information necessary to substantiate the tax basis of such securities.

6.
Mutual Representation and Warranty. The parties hereto represent and warrant to each other that this Agreement is the legal, valid and binding obligation of each party hereto, enforceable against each party hereto, as the case may be, in accordance with the terms hereof.

7.	Miscellaneous.

7.1
Survival of Representations and Warranties; Limitation of Liability. The representations and warranties of each of the parties contained herein shall survive the execution and delivery hereof, and performance of obligations hereunder, and continue in full force and effect forever hereafter (subject to any applicable statutes of limitations).

7.2
No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors, assigns, heirs or legal representatives, as the case may be.

7.3
Entire Agreement. This Agreement (including the documents referred to herein and any exhibits or schedules hereto) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

7.4
Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors, assigns, heirs or legal representatives, as the case may be.

7.5	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

7.6	Headings. The paragraph and subparagraph headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7
Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient at the address first described herein.

Either party hereto may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

7.8
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

7.9
Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.10
Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

7.11	Conflict of Terms. In the event of a conflict of terms and conditions between this Agreement and any other agreement, the terms and conditions of this Agreement shall prevail.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of date first written above.

UNIVERSAL CAPITAL MANAGEMENT, INC.,

/s/ Joseph T. Drennan	/s/ Michael D. Queen
Witness	Michael Queen, President

/s/ Cheryl A. Rummings	/s/ David M. Bovi
Witness	David M. Bovi

Exhibit A

SATISFACTION OF NOTE

Universal Capital Management, Inc., a corporation organized and existing under the laws of the State of Delaware, the holder of the promissory note dated June 15, 2006 in the principal amount of $800,000 executed by David M. Bovi to Universal Capital Management, Inc., and fully secured by a security agreement of even date thereof here, on this 25th day of October 2006, acknowledges full payment and satisfaction of that promissory note and consents to the release to David M. Bovi the certificate(s) representing the shares of the capital stock of the Company registered in the name of Bovi that secured the Promissory Note pursuant to the security agreement of even date thereof.

By:	/s/ Michael D. Queen
Michael Queen, President, Universal Capital Management, Inc.